                                                                    EXHIBIT 99.1

[NOBLE ENERGY LOGO]
                                                               PRESS RELEASE

350 GLENBOROUGH DRIVE                      CONTACT: Greg Panagos: 281-872-3125
SUITE 100                                  Investor_Relations@nobleenergyinc.com
HOUSTON, TX 77067


                    NOBLE ENERGY ANNUAL SHAREHOLDERS MEETING
                          SCHEDULED FOR APRIL 29, 2003

         HOUSTON (JANUARY 2, 2003) - Noble Energy, Inc. (NYSE:NBL) has rescheduled its annual shareholders meeting from Tuesday, April 22, 2003 to Tuesday, April 29, 2003. The meeting date was changed in order to avoid any scheduling conflicts that might result from the Easter Holiday weekend.

         Noble Energy is one of the nation's leading independent energy companies and operates throughout major basins in the United States including the Gulf of Mexico, as well as internationally, in Argentina, China, Ecuador, Equatorial Guinea, the Mediterranean Sea, the North Sea and Vietnam. Noble Energy markets natural gas and crude oil through its subsidiary, Noble Energy Marketing, Inc.


                                     -xxx-